                                                                   EXHIBIT 3.2.8

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                       KHC PARTNERS LIMITED PARTNERSHIP


                       AGREEMENT OF LIMITED PARTNERSHIP


                           Dated as of May 28, 1987










================================================================================

                       KHC PARTNERS LIMITED PARTNERSHIP

                               TABLE OF CONTENTS
                               -----------------

                                                                                PAGE
                                                                                ----

                                   ARTICLE I
                                  DEFINITIONS


                                  ARTICLE II
                         FORMATION; NAME; AND PURPOSE

Section 2.1.    Formation.....................................................  4
Section 2.2.    Name and Office...............................................  4
Section 2.3.    Purpose.......................................................  4
Section 2.4.    Authorized Acts...............................................  4
Section 2.5.    Term and Dissolution..........................................  5

                                  ARTICLE III
                          SALE AND OTHER TRANSACTIONS


                                  ARTICLE IV
                               PARTNERS; CAPITAL

Section 4.1.    General Partner...............................................  6
Section 4.2.    Limited Partner...............................................  6
Section 4.3.    Partnership Capital...........................................  6
Section 4.4.    Liability of Partners; Further Capital Contributions..........  6
Section 4.5.    Additional Limited Partners...................................  6

                                    ARTICLE V
               RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

Section 5.1.    Business......................................................  7
Section 5.2.    Action by General Partner.....................................  8
Section 5.3.    Devotion of Time; Compensation................................  9
Section 5.4.    Liability; Indemnification....................................  9
Section 5.5.    Other Business Ventures....................................... 10
Section 5.6.    Provisions Concerning Loans................................... 10
Section 5.7.    Actions Upon Dissolution...................................... 10

                                  ARTICLE VI
                   WITHDRAWAL; CONTINUATION OF PARTNERSHIP;
                             NEW GENERAL PARTNERS;
                     TRANSFER OF GENERAL PARTNER INTERESTS

Section 6.1.    Continuation of Partnership.....................................  10
Section 6.2.    Designation of Successor or Additional General Partners;
                Reconstitution of the Partnership...............................  11
Section 6.3.    Interest of Withdrawn General Partner...........................  11
Section 6.4.    Additional General Partners.....................................  12
Section 6.5.    Amendment to Certificate........................................  12
Section 6.6.    Special Restrictions............................................  12

                                  ARTICLE VII
                      TRANSFERABILITY OF LIMITED PARTNER INTERESTS

Section 7.1.    Restrictions on Transfer........................................  13
Section 7.2.    Substituted Limited Partners....................................  14
Section 7.3.    Additional Restrictions.........................................  14

                                  ARTICLE VIII
                              BORROWINGS AND LOANS


                                  ARTICLE IX
                      PROFITS, LOSSES AND CREDITS; DISTRIBUTIONS

Section 9.1.    Profits, Losses and Credits.....................................  15
Section 9.2.    Distributions Prior to Dissolution..............................  15
Section 9.3.    Distributions Upon Dissolution..................................  16
Section 9.4.    Adjustment of Shares of Profits, Losses and Distributions to
                Insure 1% to the General Partner................................  17

                                  ARTICLE X
                       BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS

Section 10.1.   Books and Records...............................................  17
Section 10.2.   Bank Accounts...................................................  18
Section 10.3.   Accountants.....................................................  18
Section 10.4.   Reports to Partners.............................................  18
Section 10.5.   Tax Elections; Special Basis Adjustments........................  18
Section 10.6.   Maintenance of Books for Accounting and Tax Purposes;
                Fiscal Years....................................................  18

                                  ARTICLE XI
                              GENERAL PROVISIONS

Section 11.1.   Appointment of General Partner as Attorney-in-Fact.......   19
Section 11.2.   Notices..................................................   20
Section 11.3.   Word Meanings............................................   20
Section 11.4.   Other Agreements.........................................   20
Section 11.5.   Binding Effect...........................................   20
Section 11.6.   Applicable Law; Supremacy of Uniform Act.................   20
Section 11.7.   Counterparts.............................................   21
Section 11.8.   Separability of Provisions...............................   21
Section 11.9.   Waiver of Certain Rights.................................   21
Section 11.10.  Amendments...............................................   21
Section 11.11.  Effective Date...........................................   21
Section 11.12.  Limited Partner Signature Pages..........................   22

     THIS AGREEMENT OF LIMITED PARTNERSHIP dated as of the 28th day of May, 1987 by and among KHI Corporation as General Partner; and The Krupp Companies Limited Partnership, and any such other persons or entities as may hereafter be admitted to this Partnership as Limited Partners.

     WHEREAS, the General Partner and the Limited Partner desire to form a limited partnership pursuant to this Agreement and the Massachusetts Uniform Limited Partnership Act;

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     As used herein the following terms shall have the following meanings:

          "Accountants" means the accountants for the Partnership engaged
           -----------
     by the General Partners from time to time pursuant to Section 10.3 hereof.

          "Affiliated Person" means any (i) General Partner, (ii) the legal
           -----------------
     representative of the estate or the successor or assignee of any General Partner, (iii) a trustee of a trust established or maintained primarily for the benefit of any General Partner, (iv) an Entity of which a majority of the voting interests is owned by any one or more of the persons or Entities referred to in the preceding clauses, or (vi) a Person or Entity who is an officer, director, trustee, employee, stockholder (15% or more) or partner of any Person or Entity referred to in the preceding clauses.

          "Agreement" means this Agreement of Limited Partnership as it may be
           ---------
          amended from time to time hereafter.

          "Capital Contribution" means the total amount of cash and the fair
           --------------------
     market value of other property contributed or agreed to be contributed to the Partnership by each Partner all as set forth in Schedules I and II hereto as amended from time to time. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner in respect of the Partnership interest of such then Partner.

          "Capital Transaction" means a sale, refinancing, exchange or other
           -------------------
     disposition by the Partnership of an Other Partnership Interest or by an Other Partnership of a real property (including related personal property) then owned by such Other Partnership.

          "Cash Flow" means (i) all cash received by the Partnership as a result
           ---------
     of its business activities, other than (a) Capital Contributions, (b) Net Cash Proceeds from Capital Transactions, (c) proceeds of loans made to the Partnership, and (d) repayment of the principal of loans made by the Partnership, LESS (ii) all cash expended by the Partnership in the course of its business (other than as equity investments or loans by the Partnership), or allocated to reasonable reserves established by the General Partners (less amounts of cash withdrawn from such reserves).

          "Certificate" means the Certificate of Limited Partnership of the
           -----------
     Partnership to be filed hereunder, as such Certificate shall be amended or restated from time to time hereafter.

          "Code" means the Tax Reform Act of 1986, as amended from time to time,
           ----
     or corresponding provisions of subsequent law.

          "Consent of the Limited Partners" means the specific written consent
           -------------------------------
     or approval of one or more Limited Partners whose aggregate Capital Contributions (as reflected on Schedule II hereto) represent at least two-thirds of the total Capital Contributions of the Limited Partners.

          "Entity" means any general partnership, limited partnership,
           ------
     corporation, joint venture, trust, business trust, association, or estate.

          "Facilities" means a nursing home, retirement home, congregate care
           ----------
     facility, rehabilitation facility, psychiatric facility, substance abuse facility, medical office building or other health care related commercial property, and any equity interest of the Partnership therein, whether direct or indirect, through nominee, joint venture or otherwise.

          "General Partner" or "General Partners" means any or all of those
           -------------------------------------
     Persons designated as a General Partner or General Partners, as the case maybe, in Schedule I hereto or any other Person who becomes a General Partner as provided herein, in such Person's capacity as a General Partner of the Partnership.

          "General Profit-sharing Ratio" means, with respect to each Partner
           ----------------------------
     specified on Schedule III hereto, the percentage set forth in such Schedule.

          "Immediate Family" means with respect to any Person, his or her
           ----------------
     spouse, issue (including issue by adoption) and ancestors.

          "Limited Partner" or "Limited Partners" means any or all of those
           -------------------------------------
     Persons designated as Limited Partners in Schedule II hereto, or any other Person who becomes a Limited Partner as provided herein, in such Person's capacity as a Limited Partner of the Partnership.

          "Net Cash Proceeds" from a Capital Transaction means the cash
           -----------------
     received by the Partnership as a result of such Transaction in its capacity as an owner or equity participant (and not as a creditor), less (i) all debts, expenses and liabilities of the Partnership arising as a result of such Transaction (including, among other matters, any brokerage fees and expenses for which the Partnership shall become liable as a result thereof), and (ii) any reserves for contingent liabilities of the Partnership arising as a result of such Transaction, to the extent deemed reasonable by the General Partner, provided that, at the expiration of such period as the General Partner shall deem advisable, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner provided for Net Cash Proceeds.

          "OTHER PARTNERSHIP" means any general or limited partnership
           -----------------
     in which the Partnership shall act as a general and/or limited partner.

          "OTHER PARTNERSHIP INTEREST" means the general and/or limited
           --------------------------
     partnership interest held by the Partnership in any Other Partnership.

          "PARTNER OR "PARTNERS" means any General Partner or Limited Partner.
           --------------------

          "PARTNERSHIP" means the limited partnership governed by this Agreement
           -----------
     as said limited partnership may from time to time be constituted and amended.

          "PERSON" means any individual or Entity, and the heirs, executors,
           ------
     administrators, legal representatives, successors and assigns of such Person where the context so admits.

          "SPECIAL PROFIT-SHARING RATIO" means, with respect to each Partner
           ----------------------------
     specified on an Other Partnership Schedule hereto, the percentage specified on such Schedule.

          "SUBSTITUTED LIMITED PARTNER" means any Person admitted to the
           ---------------------------
     Partnership as a Limited Partner under the provisions of Section 7.2.

          "UNIFORM ACT" means the Uniform Limited Partnership Act as set forth
           -----------
     in Chapter 109 of the General Laws of The Commonwealth of Massachusetts as from time to time in effect.

          "WITHDRAWAL" (including the terms "WITHDRAW", "WITHDRAWING" or
           ----------                        --------    -----------
     "WITHDRAWN") means as to a General Partner, the occurrence of death,
      ---------
     adjudication of insanity or incompetence, bankruptcy, dissolution, or any other voluntary or involuntary Withdrawal from the Partnership for any reason as specified in the Uniform Act. Involuntary Withdrawal shall occur whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement. Withdrawal by any General Partner from the Partnership by reason of ill health or an adjudication of insanity or incompetence shall be deemed involuntary. Bankruptcy shall be deemed to have occurred whenever a General Partner shall file (or consent to the filing of) a petition seeking adjudication of such General Partner as bankrupt or insolvent, or seeking an arrangement with creditors under the Bankruptcy Act, shall execute an assignment for the benefit of creditors, or shall become subject to the direction and control of a receiver, or whenever a petition shall be filed without such General Partner's consent seeking such General Partner's adjudication as a bankrupt, or an arrangement among his creditors and such petition is not dismissed or denied within 60 days after the date of filing. A merger, combination or other reorganization (other than pursuant to the laws of bankruptcy) of any corporation or other Entity which serves as a General Partner into another corporation or Entity shall not be considered a Withdrawal, but rather the surviving corporation or other Entity of such merger, combination or other reorganization shall continue to serve as a General Partner in place of such former corporation or other Entity.

                                  ARTICLE II

                         FORMATION; NAME; AND PURPOSE

     Section 2.1. FORMATION. The parties hereto hereby agree to form the
                  ---------
Partnership as a limited partnership under this Agreement and the Uniform Act.

     Section 2.2. NAME AND OFFICE. The Partnership shall be conducted under
                  ---------------
the name and style of "KHC Partners Limited Partnership" with a principal office at 470 Atlantic Avenue, Boston, Massachusetts 02210. The General Partner may at any time change the location of such principal office and shall give due notice of any such change to the Limited Partner. The Partnership shall at all times maintain in Massachusetts (i) an office at which shall be kept the basic Partnership documents described in Section 10.1 hereof, and (ii) an agent for service of process selected by the General Partner in accordance with any relevant provisions of the Uniform Act as then in effect.

     Section 2.3. PURPOSE. The purpose of the Partnership is to acquire, own,
                  -------
lease, invest in, improve, hold, encumber, sell, manage, maintain, operate and otherwise deal with Facilities, and real estate and personal property related thereto or to acquire, own, manage, sell and otherwise deal with one in more entities which conducts activities within the scope of this Section; to be a general and/or limited partner in any Other Partnership which conducts activities within the scope of this Section; and to conduct any other business activity allowed under the Uniform Act.

     Section 2.4. AUTHORIZED ACTS. In furtherance of its purposes, the
                  ---------------
Partnership is hereby authorized:

          (i) To become and act as a general and/or limited partner in any Other Partnership.

          (ii) To acquire by purchase, lease or otherwise any facilities and any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

          (iii) To construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage, or lease any facilities and any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purpose of the Partnership.

          (iv) To borrow money and issue evidence of indebtedness, and to guaranty the indebtedness of other Persons including, without limitation, Other Partnerships, in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on any assets of the Partnership including, without limitation, Other Partnership Interests then held by the Partnership.

          (v) To enter into, perform and carry out, contracts, agreements and other documents of any kind, including contracts with Affiliated Persons, necessary to, or in connection with or incidental to, the accomplishment of the purposes of the Partnership, specifically including, but not limited to, the execution and delivery of partnership agreements, certificates of limited partnership, and other agreements and documents pertaining to Other Partnerships.

          (vi) To enter into any kind of activity necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities may be lawfully carried on or performed by a partnership, to the extent applicable, under the laws of The Commonwealth of Massachusetts.

     Section 2.5. TERM AND DISSOLUTION. The term of the Partnership shall
                  --------------------
commence on the filing of the Certificate with the Massachusetts Secretary of State, and shall continue in full force and effect for fifty (50) years from the date of such filing, except that the term of the Partnership may be extended for an additional term of up to thirty (30) years by consent of the General Partner or the unanimous consent of the General Partners, as the case may be, and the Consent of the Limited Partner. Notwithstanding the foregoing, the Partnership shall be earlier dissolved upon the happening of any of the following events:

          A. The sale or other disposition of all or substantially all the assets of the Partnership, unless the General Partners elect to continue the life of the Partnership to the extent required for the purpose of the collection of any notes or other consideration received by the Partnership upon sales or other disposition of Partnership assets; or

          B. The Withdrawal of any General Partner if the business of the Partnership is not continued by the remaining General Partner(s); or

          C. The Withdrawal of a General Partner if no General Partner remains and the Partnership is not reconstituted with a successor General Partner pursuant to Article VI; or

          D. Any other event which shall cause the termination, dissolution and/or winding up of the Partnership under the Uniform Act.

                                  ARTICLE III

                          SALE AND OTHER TRANSACTIONS

     The General Partner is authorized to sell, exchange, otherwise transfer or convey, and to mortgage, pledge or otherwise grant security interests in, all or substantially all the assets of the Partnership without approval of the Limited Partners, which approval shall conclusively be deemed to have been granted by each of the Limited Partners upon his execution of this Agreement.

                                  ARTICLE IV

                               PARTNERS; CAPITAL

     Section 4.1.  GENERAL PARTNER. The Capital Contribution of the General
                   ---------------
Partner is as set forth in Schedule I, as amended from time to time in the manner set forth herein.

     Section 4.2.  LIMITED PARTNER. The Capital Contribution of the Limited
                   ---------------
Partner is as set forth in Schedule II, as amended from time to time in the manner set forth herein.

     Section 4.3.  PARTNERSHIP CAPITAL. The capital of the Partnership shall be
                   -------------------
the aggregate amount of the cash and the aggregate fair market value of other property or facilities contributed by the General Partner and by the Limited Partner as set forth in Schedules I and II.

     An individual capital account shall be maintained for each Partner in accordance with generally accepted accounting principles then being followed by the Partnership. Without limitation of the foregoing, each such capital account shall be credited with the Partner's Capital Contributions and with his share of profits, and shall be charged with his share of losses and distributions. No interest shall be paid on any Capital Contribution to the Partnership. No Partner shall be entitled to bring an action for partition against the Partnership, or to demand or receive any distribution of or with respect to this Capital Contribution except as is specifically provided under this Agreement.

     Section 4.4.  LIABILITY OF PARTNERS; FURTHER CAPITAL CONTRIBUTIONS. No
                   ----------------------------------------------------
Limited Partner shall be liable for any debts, liabilities, contracts, or obligations of the Partnership or be required to lend funds to the Partnership. Except with respect to repayments to the Partnership of distributions to the Partners (and interest thereon) required by the Uniform Act or other applicable law, no Partner shall have any obligation to eliminate a deficit balance from his capital account. A Limited Partner's liability shall be limited to the amount of his Capital Contribution. After his Capital Contribution has been made, no General Partner or Limited Partner shall, except as required by the Uniform Act, be required to make any further Capital Contributions to the Partnership, and no Limited Partner shall be permitted to make any such further Capital Contributions without the consent of the General Partner. No General Partner shall have any personal liability for the repayment of the Capital Contribution of any Partner.

     Section 4.5.  ADDITIONAL LIMITED PARTNERS. The General Partner shall have
                   ---------------------------
the right to admit additional Limited Partners to the Partnership from time to time without approval of the Limited Partner, provided that no adverse change in the General Profit-Sharing Ratio of any Partner specified in Schedule III or in the Special Profit-Sharing Ratio of any Partner specified in any Other Partnership Schedule in effect at the time of such admission shall be made with respect to the Partnership (in the case of Schedule III) or the Other Partnership specified on such Schedule (in the case of an Other Partnership Schedule) as a result of such admission without the written consent of the Partner adversely affected.

         Nothing in this Section 4.5 shall impair the right of the Partners specified in Schedule III or in any Other Partnership Schedule to alter the Profit-Sharing Ratios specified on such Schedule or to enter into additional Other Partnership Schedules relating to additional Other Partnerships in the manner specified in Section 9.2 hereof. In addition, nothing in this Section 4.5 shall impair the right of the General Partner to admit Substituted Limited Partners under Section 7.2 hereof.

         Each incoming Limited Partner shall also agree to be bound by the provisions of this Agreement and shall also agree to accept such other terms and conditions set forth in writing to him at the time of admission as the General Partner may reasonably determine.

         Upon the admission of any additional Limited Partner, Schedule II shall be amended by the General Partner (utilizing the powers of attorney set forth in
Section 11.1) to reflect the names, addresses and Capital Contributions of all Limited Partners, and an amendment to the Certificate, reflecting such admission, shall be filed with the Secretary of State of The Commonwealth of Massachusetts. Each Limited Partner shall become signatory hereto by signing a Limited Partner Signature Page to which shall be attached a conformed counterpart of this Agreement in such manner as the General Partner shall determine, and, by so signing, such Limited Partner shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement, provided, however, that no such Limited Partner Signature Page or counterpart of
--------  -------
this Agreement shall be binding until it has been signed by one or more General Partners.

                                    ARTICLE V

                RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

         Section 5.1.  Business.
                       --------

         A. The General Partner shall have the exclusive right to manage the business of the Partnership. Except as specifically provided herein, the General Partner shall have the right to perform all actions necessary, convenient or incidental to the accomplishment of the purposes and authorized acts of the Partnership, as specified in Sections 2.3 and 2.4, respectively, and shall possess and may enjoy and exercise all the rights and powers of a general partner as provided in the Uniform Act. In particular, and without limitation on the rights and powers of the General Partner set forth elsewhere in this Agreement, the General Partner shall have the right to set aside from the cash receipts of the Partnership reasonable reserves to provide for working capital needs, funds for improvements or replacements or for other contingencies of the Partnership.

         B. No Limited Partner (except one who may also be a General Partner) shall participate in or have any control over the Partnership business, except as required by law. The Limited Partners hereby consent to the exercise by the General Partners of powers conferred by this Agreement. No Limited Partner (except one who may also be a General Partner) shall have any authority or right to act for or bind the Partnership. Without limitation of the authority of the General Partners, they are specifically authorized to employ and engage, on behalf of the Partnership, Affiliated Persons to perform services for, or furnish goods to, the Partnership;

provided, however, that any payment for services or goods provided to the
--------  -------
Partnership shall not exceed an amount which would have been payable if the transaction were at arms-length.

         C. To assist them in the performance of their duties hereunder, the General Partner may appoint one or more officers of the Partnership including, without limitation, a president, one or more executive vice presidents, one or more other vice presidents, a treasurer, one or more assistant treasurers, a controller, a secretary, and one or more assistant secretaries. The General Partner may assign to any such officer from time to time such duties and powers as the General Partner may deem appropriate subject, however, to the general provisions of this Article V with respect to the rights, powers and duties of the General Partner.

         Section 5.2.  Action by General Partner.
                       -------------------------

         A. Any and all actions with respect to the Partnership (whether the Partnership is then acting on its own behalf or on behalf of an Other Partnership in which the Partnership is a general partner) may be taken by any one or more of the General Partners, acting either singly or together with one or more other General Partners.

         B. The General Partner, is specifically authorized, without limitation, to execute, sign, seal and deliver in the name and on behalf of the Partnership (whether the Partnership is then acting on its own behalf or on behalf of an Other Partnership in which the Partnership is a general partner):

            (i) any and all partnership agreements, certificates, instruments, and any documents required in connection with the formation or operation of any Other Partnership or by any buyer, seller or mortgagee from time to time in connection with the acquisition, sale, ownership, development and operation of any real or personal property;

            (ii) any deed, lease, guarantee, assignment, mortgage, mortgage note, bill of sale, security agreement, contract, business certificate, or any amendments to any of the foregoing; and

            (iii) any and all regulatory and other agreements, contracts, documents, notes, certificates and instruments whatsoever involving the ownership, construction, development, management, maintenance or operation of any facilities or any real or personal property or the interest of the Partnership in any Other Partnership, or otherwise requisite to carrying out the intention and purpose of this Agreement.

         Every contract, deed, mortgage, lease, note, guarantee, assignment, agreement and other instrument executed by a General Partner shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (a) this Partnership was in existence, (b) this Agreement had not been terminated or cancelled or amended in any manner so as to restrict such authority (except as shown in certificates or other instruments duly filed in the office of the Secretary of State of The Commonwealth of Massachusetts), and (c) the execution and delivery of such instruments were duly authorized under this Agreement. Any

Person dealing with the Partnership or the General Partners may always rely on a certificate signed by the General Partner:

          (i) as to who are the General Partner or Limited Partners hereunder,


          (ii) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the General Partner or in any other manner are germane to the affairs of this Partnership,

          (iii) as to who is authorized to execute and deliver any instrument or document of the Partnership,

          (iv) as to the authenticity of any copy of this Agreement and amendments thereto, or

          (v) as to any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

     Section 5.3. Devotion of Time; Compensation. The General Partner shall
                  ------------------------------
devote to the affairs of the Partnership such time as they may deem necessary for the proper performance of their duties and shall be paid such compensation as is determined from time to time to be reasonable for such services, Provided
                                                                       --------
that such compensation shall not exceed the amount which would be payable if the payments were at arms-length. The General Partner shall also be entitled to charge the Partnership, or to be reimbursed by the Partnership, for all expenses reasonably incurred by them in connection with the Partnership business.

     Section 5.4. Liability; Indemnification. No General Partner shall be
                  --------------------------
liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any act performed by him within the scope of the authority conferred by this Agreement, for his failure or refusal to perform any acts except those expressly required by the terms of this Agreement, or for his performance or omission to perform any acts on advice of the Accountants or legal counsel for the Partnership, except in case of willful misconduct. Furthermore, with respect to any decisions made by the General Partner in connection with the Partnership's role as a general partner of an Other Partnership, all of the Partners hereby acknowledge and agree that the fiduciary obligation owed by the Partnership to such Other Partnership or the partners thereof shall be given priority over any such obligation owed by the General Partner to the Partnership or its Partners should any conflict arise with respect to any act to be performed (or to be omitted) on behalf of any such Other Partnership. The Partnership shall indemnify and save harmless each General Partner from any expenses, loss or damage incurred by him by reason of
(i) any act performed by him within the scope of the authority conferred upon him by this Agreement unless such act constitutes willful misconduct, or (ii) his failure or refusal to perform any acts except those expressly required by the terms of this Agreement, or (iii) his performance or omission to perform any acts on advice of the Accountants or legal counsel for the Partnership. Any indemnity under this Section 5.4 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof.

         Section 5.5. Other Business Ventures. The General Partner may engage
                      -----------------------
independently or may act with others (including acting as a general and/or limited partner) in other business ventures of every nature or description including, without limitation, the ownership, operation, management, syndication, sale, brokerage and development of facilities (including projects competing with those of the Partnership or of Other Partnerships), and neither the Partnership nor any Partner shall have any rights in or to such independent ventures or the income or distributions derived therefrom. Furthermore, as set forth in Sections 2.4, 4.5 and 9.1 through 9.4 of this Agreement, the Partnership may now or hereafter act as a general and/or limited partner in various Other Partnerships which may either exist as of the date of this Agreement or may hereafter be formed. Except as is specifically set forth in those Sections (and the Schedules to this Agreement referred to therein), no Partner shall have any right to participate either directly or indirectly in any income or distributions derived from any such Other Partnership.

         Section 5.6. Provisions Concerning Loans. In the event that funds not
                      ---------------------------
otherwise available should be required at any time to pay operating expenses or any other liabilities of the Partnership, including capital expenditures, the General Partner may, but shall not be obligated to, lend to the Partnership all or any such funds. Any loans made pursuant to this Section 5.6 shall be repayable in the manner and bear interest at the rate set forth in Article VIII of this Agreement.

         Section 5.7. Actions Upon Dissolution. Upon dissolution of the
                      ------------------------
Partnership, the General Partner (or its trustees, receivers, successors or legal representatives) shall cause the cancellation of the Certificate and shall, unless the Partnership is reconstituted pursuant to Section 6.2.A, liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 9.3. Notwithstanding the foregoing, in the event the liquidating General Partner shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners (by reason of incurring taxable gain or otherwise), such liquidating General Partner may, in order to avoid such loss, either (i) defer liquidation of, and withhold from distribution for a reasonable time, the assets of the Partnership except those necessary to satisfy the Partnership debts and obligations (including loans of Partners and Affiliated Persons and accrued interest thereon), or (ii) distribute the shares of such Partnership assets to the Partners in kind.

                                   ARTICLE VI

                    WITHDRAWAL; CONTINUATION OF PARTNERSHIP;
                              NEW GENERAL PARTNERS;
                      TRANSFER OF GENERAL PARTNER INTERESTS

         Section 6.1. Continuation of Partnership. Upon the Withdrawal of a
                      ---------------------------
General Partner, the remaining General Partner or General Partners, if any, or, if none, the Withdrawing General Partner or his heirs, successors or assigns, shall immediately send notice of such Withdrawal to each Partner, and the Partnership shall be (i) dissolved if there is no remaining General Partner and no Person who will thereupon become a successor General Partner under Section
6.2 (subject to possible reconstitution as provided in Section 6.2.A), or (ii) continued by the remaining

General Partner(s) as provided in the sentence next following, if such remaining General Partner(s) so elect. The remaining General Partner(s) shall have the right to continue the business of the Partnership upon the Withdrawal of a General Partner.

         Section 6.2.  Designation of Successor or Additional General Partners;
                       --------------------------------------------------------
Reconstitution of the Partnership.
---------------------------------

         A. If, following the Withdrawal of a General Partner, there is no remaining General Partner of the Partnership, then and in such event the Limited Partners may elect by Consent of the Limited Partners, at any time before 90 days have elapsed following the Withdrawal of the last remaining General Partner, to reconstitute the Partnership and continue its business for the balance of the term specified in Section 2.5 hereof. If the Limited Partners so elect to reconstitute the Partnership and thereupon shall, by Consent of the Limited Partners, elect one or more Persons as successor General Partner(s), then such Person(s) shall, if they accept such appointment, be admitted to the Partnership as successor General Partner(s) and the relationship among the then Partners shall be governed by this Agreement.

         B. If the successor General Partner(s) designated under Subsection A preceding shall be a Limited Partner of the Partnership at the time of his admission as a General Partner, his interest as a General Partner shall be the same as it was as a Limited Partner; PROVIDED, HOWEVER, that his interest as a General Partner may be smaller than his interest as a Limited Partner (retaining the difference as a Limited Partner) if, in the opinion of tax counsel to the Partnership, such smaller General Partner interest will not jeopardize the status of the Partnership as a partnership under the Code. If such successor General Partner shall not then be a Limited Partner, his interest as a General Partner shall be such interest as shall thereupon be voluntarily assigned to him by any General and/or Limited Partners.

         Section 6.3.  Interest of Withdrawn General Partner.
                       -------------------------------------

         A. Each General Partner hereby covenants and agrees for himself and his assigns, successors, heirs, executors and legal representatives to transfer, at the time of his Withdrawal, to the remaining General Partner(s), or to a successor General Partner selected in accordance with Section 6.2.A, as the case may be, such portion of his General Partner interest, if any, as shall be necessary, in the opinion of tax counsel to the Partnership, to ensure the continued treatment of the Partnership as a partnership under the Code. No consideration shall be paid to such Withdrawing Partner (or his estate) by the remaining General Partners or the successor General Partner in the event of a transfer pursuant to this Section 6.3. Notwithstanding the foregoing, such Withdrawal and transfer shall not affect the right of the Withdrawing General Partner to repayment of any loans made by such Withdrawing General Partner to the Partnership in accordance with the provisions of Article VIII hereof. For the purposes of Article IX hereof, the effective date of any transfer pursuant to the provisions of this Subsection A of all or any portion of the General Partner interest of a Withdrawing General Partner shall be deemed to be the date of Withdrawal, but the Partnership shall not make any distributions to the designated transferee until the transfer has been made.

         B. That portion of the interest of the Withdrawn General Partner which shall not have been transferred pursuant to Section 6.3.A shall be retained by such Withdrawn General Partner (or pass to his legal representatives, successors or assigns) and shall, for all purposes hereunder except for purposes of electing a new General Partner under Section 6.2.A as a result of such Withdrawing General Partner's Withdrawal, have the status of an interest of a Limited Partner with the right to receive that share of the profits, losses and distributions of the Partnership to which the Withdrawn General Partner, as such, would have been entitled had he continued as a General Partner, reduced to the extent of the interest transferred hereunder.

         Section 6.4. Additional General Partners. Notwithstanding anything to
                      ---------------------------
the contrary herein contained, the General Partner(s) (acting unanimously if there shall be more than one such General Partner) shall have the right at any time, and from time to time, with the Consent of the Limited Partners, to designate one or more Persons as additional General Partner(s). Notice of any such designation shall be promptly given to all the Limited Partners. Any such Person so designated as an additional General Partner shall, after having received the Consent of the Limited Partners, become such upon his acceptance in writing of such position and, if such Person is not already a Partner of the Partnership, his agreeing to be bound by all of the terms and conditions of this Agreement as the same may theretofore have been amended. Provided the Consent of the Limited Partners to the admittance of an additional General Partner shall have been obtained, the consent of all Limited Partners to such admission shall conclusively be deemed to have been given for all purposes. If any Person designated as an additional General Partner under this Article VI shall have theretofore been a Limited Partner of the Partnership, such Person shall be allocated as a General Partner all or such portion as shall be agreed upon by the General Partner(s) and such Person of the percentage of profits, losses and distributions as were previously allocated to him as a Limited Partner. If any Person so designated as an additional General Partner shall not theretofore have been a Partner of the Partnership, his interest as a General Partner shall be such interest as shall thereupon be voluntarily assigned to him by any General and/or Limited Partners.

         Section 6.5. Amendment to Certificate. Upon the admission of an
                      ------------------------
additional or successor General Partner, Schedules I, III, and, to the extent appropriate, any Other Partnership Schedules, hereto shall be amended to reflect such admission and an amendment to the Certificate reflecting such admission shall be filed in accordance with the Uniform Act. Subject to the provisions of
Article IX hereof, the General Partners, acting singly, are hereby constituted, and empowered to act as, the attorney-in-fact of each Limited Partner, with authority to execute, acknowledge, swear to and deliver such instruments as may be necessary or appropriate to carry out the foregoing provisions of this
Article VI, including amendments to the aforesaid Schedules hereto, amendments to the Certificate required by the Uniform Act, and such consents or ratifications as may be required for purposes of the Uniform Act, business certificates and the like.

         Section 6.6. Special Restrictions. No General Partner shall sell,
                      --------------------
mortgage, hypothecate, transfer, or otherwise dispose of his General Partner interest in the Partnership except (i) dispositions pursuant to Section 6.3 or 6.4, or (ii) dispositions made with the written consent of all other General Partners.

                                   ARTICLE VII

                  TRANSFERABILITY OF LIMITED PARTNER INTERESTS

         Section 7.1. Restrictions on Transfer. Except as otherwise provided in
                      ------------------------
this Article VII or as required by law, a Limited Partner may voluntarily or involuntarily transfer, sell, alienate, assign or otherwise dispose of all or any part of his interest in the Partnership without the written consent of the General Partner. Prior to any such disposition, the Partnership, or its nominee, shall have the right (exercisable by the General Partner or a Person or Persons designated by them) to acquire the interest in question at a price and upon terms no less favorable than those which the proposed transferor would receive from such disposition. The Partnership's, or its nominee's, right to acquire the interest in question shall not apply to the transfer or assignment (in trust or otherwise) by a Limited Partner of all or any part of his interest in the
Partnership:

                  (1) to or for the benefit of himself, his Immediate Family, another Partner, a corporation all of the capital stock of which is owned by one or more of the foregoing Persons, or any combination of the foregoing, or

                  (2) to the legal representatives of an incapacitated or deceased Limited Partner, or by such a legal representative to accomplish any transfer or assignment permitted by the foregoing subparagraph (1), or

                  (3) to the beneficiaries of any trust which is a Limited Partner.

         Any Limited Partner who shall assign all his interest in the Partnership (other than by pledge or conditional assignment made with the consent of the General Partner and which has not yet become effective) shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges of a Limited Partner except that, unless and until the assignee of such Limited Partner is admitted to the Partnership as a Substituted Limited Partner in accordance with Section 7.2, said assigning Limited Partner shall retain the statutory obligations of an assignor limited partner under the Uniform Act.

         Upon any assignment made in accordance with this Section 7.1, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment, which instrument shall evidence the written acceptance of the assignee to be bound by all the provisions of this Agreement and shall otherwise be in form satisfactory to the General Partner; and if such an instrument is not so filed, the Partnership need not recognize any such assignment for any purpose.

         An assignee of a Limited Partner interest who does not become a Substituted Limited Partner as provided in Section 7.2 and who desires to make a further assignment of his interest shall be subject to all the provisions of this Article VII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his interest.

         Section 7.2.  Substituted Limited Partners.
                       ----------------------------

         A. Except as otherwise provided in this Article VII, a Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place.

         B. Any such assignee shall become a Substituted Limited Partner upon the filing of an amendment to the Certificate indicating such substitution, which amendment shall be filed promptly by the General Partner in accordance with this Section 7.2.

         C. Upon the transfer of the interest of a Limited Partner to an assignee and the substitution of such assignee as a Substituted Limited Partner,
Schedule II and, to the extent appropriate, Schedule III and any Other Partnership Schedule, shall be amended to reflect the name and address of such assignee as a Substituted Limited Partner and to eliminate the name and address of the predecessor Limited Partner, and an amendment to the Certificate reflecting such admission shall be filed in accordance with the Uniform Act. Each Substituted Limited Partner shall, as a condition of his admission to the Partnership as a Substituted Limited Partner, execute such instrument or instruments as shall be required by the General Partner to signify his agreement to be bound by all the provisions of this Agreement.

         D. Subject to the provisions of Article IX hereof, each of the General Partners is hereby constituted and empowered to act singly as the attorney-in-fact for the Limited Partners with authority to execute, swear to and deliver such instruments as may be necessary or appropriate to carry out the provisions of this Article VII, including amendments to the aforesaid Schedules hereto, amendments to the Certificate, business certificates and the like.

         Section 7.3.  Additional Restrictions.
                       -----------------------

         A. In no event shall all or any part of a Limited Partner interest in the Partnership be assigned or transferred to a minor (other than to a member of a Limited Partner's Immediate Family by reason of death) or to an incompetent.

         B. The General Partner may, in addition to any other requirement they may impose, require, as a condition of sale, transfer, exchange or other disposition of any interest in the Partnership, that the transferor (i) assume all costs incurred by the Partnership in connection therewith and (ii) furnish it with an opinion of counsel satisfactory (both as to opinion and counsel) to the General Partner that such sale, transfer, exchange or other disposition complies with applicable federal and state securities laws.

         C. Any sale, exchange, transfer or other disposition in contravention of any of the provisions of this Article VII shall be void and ineffectual and shall not bind, or be recognized by, the Partnership.

                                 ARTICLE VIII

                             BORROWINGS AND LOANS

         All Partnership borrowings shall be subject to the terms of this Agreement. To the extent borrowings are permitted, they may be made from any source, including Partners and Affiliated Persons. The Partnership may issue suitable promissory notes to evidence such loans.

         If any Partner shall lend any moneys to the Partnership, the amount of any such loan shall not constitute an increase in the amount of his Capital Contribution nor affect in any way his share of the profits, losses and distributions of the Partnership. Subject to the provisions of this Article VIII, any loans made by a Partner shall be obligations of the Partnership of equal rank with obligations to unsecured third-party creditors, and any interest payable thereon shall be at a reasonable commercial rate.

         All loans to the Partnership shall be repayable out of any available funds of the Partnership, including but not limited to Cash Flow and Net Cash Proceeds of Capital Transactions. However, if any such loan shall be repaid out of Net Cash Proceeds of Capital Transactions, no Partner shall thereafter be entitled to receive any distribution of Cash Flow or Net Cash Proceeds of Capital Transactions until the Partners who would otherwise have been entitled to receive the Net Cash Proceeds from which such loan was repaid shall have first received from the Partnership a distribution equal to the amount of such repayment.

                                   ARTICLE IX

                   PROFITS, LOSSES AND CREDITS; DISTRIBUTIONS

         Section 9.1. Profits, Losses and Credits. All profits and losses of the
                      ---------------------------
Partnership, and all credits of the Partnership, shall be allocated for all purposes (including federal and state income tax purposes) in accordance with the General Profit-Sharing Ratios set forth in Schedule III hereto, and exclusively among the Partners specified in Schedule III, as in effect from time to time, except that all profits, losses or credits of the Partnership arising as a result of a Capital Transaction respecting an Other Partnership for which there is then in effect an Other Partnership Schedule shall be allocated exclusively among the Partners specified on such Schedule in accordance with the Special Profit-Sharing Ratios reflected on such Schedule. All profits and losses allocated to a Partner shall be credited or charged, as the case may be, to his capital account. The terms "profits", "losses" and "credits" as used in this Agreement shall mean taxable income, gains, losses and credits (and items of income, gains, losses and credits entering into the computation thereof), all as determined for federal income tax purposes using the accounting methods followed by the Partnership.

         Section 9.2. Distributions Prior to Dissolution.
                      ----------------------------------

         A. All Cash Flow and all Net Cash Proceeds from Capital Transactions of the Partnership, exclusive of Net Cash Proceeds from Capital Transactions respecting an Other Partnership for which there is then in effect an Other Partnership Schedule, shall be distributed in accordance with the General Profit-Sharing Ratios specified on Schedule III hereto, and exclusively among the Partners specified in Schedule III, as in effect from time to time. The respective General Profit-Sharing Ratios specified on Schedule III may be changed at any time by the unanimous written consent of the Partners then specified on such Schedule who are adversely affected by such change. Such distributions shall be made by the General Partner from time to time, but not less frequently than annually, as they may deem consistent with the operating needs of the Partnership.

         B. All Net Cash Proceeds from Capital Transactions respecting an Other Partnership for which there is then in effect an Other Partnership Schedule shall be distributed exclusively among the Partners specified on such Schedule in accordance with the Special Profit-Sharing Ratios specified on such Schedule, as in effect from time to time. Such distributions shall be made by the General Partners as soon as practicable following receipt by the Partnership of such Net Cash Proceeds.

         C. The respective Special Profit-Sharing Ratios specified on any Other Partnership Schedule may be changed at any time by the unanimous written consent of the Partners then specified on such Schedule who are adversely affected by such change. In addition, at the sole discretion of the General Partner, the Partnership may establish at any time an additional Other Partnership Schedule respecting an Other Partnership for which there is not then in effect an Other Partnership Schedule, provided that no such additional Other Partnership Schedule shall become effective or otherwise be binding upon the Partnership until it has been signed by at least one of the General Partners. In no event shall any Partner be deemed to have any right to be included in any Other Partnership Schedule or to be allocated any Special Profit-Sharing Ratio in respect of any Other Partnership, except (i) with respect to a Partnership for which there is then in effect an Other Partnership Schedule, as specified on such Schedule or as otherwise may be agreed by the unanimous written consent of the Partners who are then specified on such Schedule and who are adversely affected by such change, or (ii) with respect to a Partnership for which there is not then in effect an Other Partnership Schedule, as may be specified in an Other Partnership Schedule thereupon established for such Partnership at the sole discretion of the General Partner.

         D. Notwithstanding the foregoing provisions of this Section 9.2, if, in the opinion of the General Partner, any Net Cash Proceeds from Capital Transactions are required to be used by the Partnership to repay indebtedness of the Partnership, or retained for a contingent future payment of such indebtedness, such Net Cash Proceeds shall not be distributed to the Partners, but rather shall be so used or retained by the Partnership until additional cash shall become available for distribution to the Partners in the manner specified in Article VIII hereof.

         Section 9.3. Distributions Upon Dissolution. Upon dissolution of the
                      ------------------------------
Partnership, unless the Partnership shall be reconstituted as specified in
Article VI hereof, the assets of the Partnership shall first be applied to payment of, or the establishment of adequate reserves for the future payment of, the debts of or obligations of the Partnership, including loans by Partners and Affiliated Persons and accrued interest thereon. The remaining assets of the Partnership (or the proceeds of sales or other dispositions in liquidation of the Partnership assets which the remaining or surviving General Partners have determined to sell or dispose of) shall then be distributed to the Partners up to the positive balance, if any, in their respective capital accounts and any excess in the respective manners set forth in Section 9.2.

         If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall, to the extent necessary, be determined by an independent appraiser to be selected by the General Partner.

         Section 9.4. ADJUSTMENT OF SHARES OF PROFITS, LOSSES AND DISTRIBUTIONS
                      ---------------------------------------------------------
TO INSURE 1% TO THE GENERAL PARTNER. Notwithstanding the foregoing provisions of
-----------------------------------
this Article IX, in no event shall there be allocated or distributed to the General Partner or, the General Partners as a group as the case may be hereunder less than 1% of the aggregate of the profits, losses, credits and cash distributions to be allocated or distributed to the Partners hereunder (the "One Percent Share"). If the amounts of profits, losses or credits allocable or cash distributable to the General Partners in connection with any allocation or distribution to the Partners hereunder shall not otherwise equal or exceed the One Percent Share without giving effect to this provision, then all such amounts otherwise allocable and distributable to the Limited Partners hereunder shall be proportionately reduced in order to assure the General Partner of their One Percent Share.

                                   ARTICLE X

                 BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS

         Section 10.1. BOOKS AND RECORDS. The General Partner shall keep or
                       -----------------
cause to be kept complete and accurate books and records of the Partnership in accordance with generally accepted accounting principles, which books and records shall be maintained and be available at the principal office of the Partnership for examination by any Partner, or his duly authorized representatives, at any and all reasonable times. The Partnership may maintain such other books and records and may provide such financial or other statements as the General Partner deems advisable.

         The General Partner shall maintain at the Partnership's principal office in Massachusetts the following documents: (i) a current list of the full name and last known business address of each Partner set forth in alphabetical order, (ii) a copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed, (iii) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years, and (iv) copies of this Agreement as then in effect and of any financial statements of the Partnership for the three most recent years. Such documents are subject to inspection and copying at the reasonable request, and at the expense, of any Partner during ordinary business hours. In addition, the Partnership will furnish a list of the names and addresses of all Limited Partners, together with their respective Capital Contributions, to any Limited Partner who makes a written request therefor to the Partnership. Except to the extent requested by any Limited Partner, the General Partner shall have no obligation to deliver or mail a copy of the Partnership's Certificate or any amendment thereto to the Limited Partners. Each Limited Partner shall also have the right to obtain from the General Partner from time to time upon reasonable demand: (i) true and full information regarding the status of the business and financial condition of the Partnership, (ii) promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year, and (iii) other information regarding the affairs of the Partnership as is just and reasonable.

         Section 10.2. BANK ACCOUNTS. The bank accounts of the Partnership shall
                       -------------
be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made therefrom on such signature or signatures as the General Partner shall determine.

         Section 10.3. ACCOUNTANTS.  The Accountants for the Partnership shall
                       -----------
be such firm of public or certified public accountants as shall be engaged by the General Partner from time to time.

         Section 10.4. REPORTS TO PARTNERS. For each Limited Partner who shall
                       -------------------
be entitled to share in the Partnership's income, losses or credits during any fiscal year (based upon such Partner's interest as reflected in Schedule III or in any applicable Other Partnership Schedule), the General Partner shall cause to be prepared and sent to such Limited Partner a statement indicating the share of such Limited Partner of the net income, net loss, depreciation recapture, gain, loss and other relevant items of the Partnership sufficient to enable such Limited Partner to prepare his own respective federal and state tax return for the calendar year in which such fiscal year of the Partnership was completed. Such statement shall be delivered within 90 days after the close of each such calendar year, provided that no cause of action shall accrue to any Partner under this Section 10.4 if the General Partner shall have acted in good faith in attempting to meet their obligations under this Section.

         Section 10.5. TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS. The General
                       ----------------------------------------
Partner shall, in their reasonable discretion, make all tax elections on behalf of the Partnership. In the event of a transfer of all or any part of the interest of any Partner for an amount in excess of the adjusted basis for such interest for federal income tax purposes, the Partnership may elect, pursuant to
Section 754 of the Code (or corresponding provisions of succeeding law), to adjust the basis of the Partnership property. Such adjustment shall be made only if the General Partner, in its discretion, determine such election should be made. Notwithstanding anything contained in Article IX of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

         Section 10.6. MAINTENANCE OF BOOKS FOR ACCOUNTING AND TAX PURPOSES;
                       -----------------------------------------------------
FISCAL YEARS. Subject to the foregoing provisions of this Article X, the books
------------
of the Partnership shall be kept on such basis as the General Partner may determine. In connection therewith, the General Partner shall select such fiscal year(s) for accounting and tax purposes as they deem appropriate.

                                  ARTICLE XI

                              GENERAL PROVISIONS

         Section 11.1. APPOINTMENT OF GENERAL PARTNER AS ATTORNEY-IN-FACT.
                       --------------------------------------------------
Without limiting the effect of provisions elsewhere in this Agreement appointing the General Partner as attorney-in-fact for all those who become Limited Partners (including Substituted or additional Limited Partners) under this Agreement in connection with the doing of certain acts and the filing of certain papers, each Limited Partner (including a Substituted or additional Limited Partner) hereby severally irrevocably constitutes, and empowers to act alone, the General Partner as his attorney-in-fact with authority to execute, acknowledge and swear to all instruments and file all documents requisite to carry out the intention and purpose of this Agreement, including, without limitation, all amendments to this Agreement and the Schedules hereto effected in accordance with this Agreement, the Certificate and all amendments thereto effected in accordance herewith, and all business certificates and other certificates and amendments thereto to be executed and/or filed from time to time in accordance with applicable laws. Without limitation of the foregoing, each of the General Partner is hereby specifically authorized as attorney-in-fact for the Limited Partners to execute and file the Certificate and any amendment thereto necessary or appropriate to reflect the admission of any signatory hereto as a Limited Partner, or any addition or substitution of other Limited Partners, or to reflect the Capital Contribution made by any signatory hereto or by any other Limited Partner.

         The foregoing appointment shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in such filing and other action by them on behalf of the Partnership. The foregoing power of attorney shall survive the assignment by any Limited Partner of the whole or any part of his interest hereunder.

         Each of the Limited Partners is aware that the terms of this Agreement permit certain amendments of this Agreement, the Schedules hereto and the Certificate to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all the Limited Partners if either (i) such amendment or action will have an adverse effect upon less than all of the Limited Partners, or (ii) the Consent of the Limited Partners (as herein defined) shall have been given in favor of such action. If, as, and when:

               (i) such an amendment is proposed or such an action is proposed to be taken or omitted by, or with respect to, the Partnership which requires, under the terms of this Agreement, either (a) consent only of the Limited Partners who are adversely affected thereby, or (b) the Consent of the Limited Partners;

               (ii) either (a) the consent of those Limited Partners who would be adversely affected by such amendment or action or (b) the Consent of the Limited Partners, as appropriate, has been given in the manner contemplated by this Agreement; and

               (iii) a Limited Partner has failed or refused to consent to such amendment or action (hereinafter referred to as a "non-consenting Limited Partner"), then each non-consenting Limited Partner agrees that each attorney-in-fact specified above, with full power of substitution, is hereby authorized and empowered to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish, for and in behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all instruments and documents which may be necessary or appropriate under the Uniform Act and any and all other applicable laws and regulations to permit such amendment to be lawfully made or action lawfully taken or omitted. Each consenting and non-consenting Limited Partner is fully aware that he and each other Limited Partner have executed this special power of attorney and that each Limited Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Partnership's affairs.

         Section 11.2. NOTICES. Any and all notices called for under this
                       -------
Agreement shall be deemed adequately given only if in writing and sent by first class mail, postage prepaid, to the party or parties for whom such notices are intended.

         All such notices in order to be effective shall be addressed to the last address of record on the Partnership books when given by the General Partner and intended for the Limited Partner; and to the address of the Partnership when given by the Limited Partner and intended for the General Partner.

         Section 11.3. WORD MEANINGS. The words such as "herein", "hereinafter",
                       -------------
"thereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neutre, and vice versa, unless the context otherwise requires.

         Section 11.4. OTHER AGREEMENTS. This Agreement shall govern exclusively
                       ----------------
the affairs of the Partnership and the Partners as to the matters herein described, but shall not be deemed to affect any other agreement between any General or Limited Partner and the Partnership or any other Partner respecting matters not herein described.

         Section 11.5. BINDING EFFECT. The covenants and agreements contained
                       --------------
herein shall be binding upon, and inure to the benefits of, the heirs, legal representatives, successors and assigns of the respective parties hereto. Except to the extent required by the Uniform Act and for fees, rights to reimbursement, and other compensation provided for hereunder as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

         Section 11.6. APPLICABLE LAW; SUPREMACY OF UNIFORM ACT. This Agreement
                       ----------------------------------------
shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts. Notwithstanding any other provision of this Agreement, no action may be taken under this Agreement unless such action is taken in compliance with the provisions of the Uniform Act.

         Section 11.7. COUNTERPARTS. This Agreement may be executed in several
                       ------------
counterparts (including separate signature pages) and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart or that any such counterpart does not have attached copies of all Schedules and signature pages hereto as then in effect. No counterpart of this Agreement or of any such Schedule or signature page shall be binding unless signed by one or more of the General Partners. The General Partners shall maintain at the principal office of the Partnership a counterpart of this Agreement (including separate signature pages) as executed by all Partners and to which shall be attached copies of all Schedules hereto as then in effect, which counterpart shall be available for inspection by any Partner.

         Section 11.8. SEPARABILITY OF PROVISIONS. Each provision of this
                       --------------------------
Agreement shall be considered separable and (i) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (ii) if for any reason any provision or provisions herein would cause the Limited Partners who are not also specifically designated herein as General Partners to be bound by the obligations of the Partnership as General Partners under the laws of The Commonwealth of Massachusetts as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

         Section 11.9. WAIVER OF CERTAIN RIGHTS. The Partners, each of whom have
                       ------------------------
been represented by independent counsel, and each of whom are experienced and knowledgeable in the real estate business, agree that substantial damage would be done to the goodwill and reputation of the Partnership and the Partners as a result of any litigation involving the Partnership. Therefore, it is agreed that, except as hereinafter provided, no proceeding shall be brought by a Partner, former Partner or any other Person claiming by, through or under any of the same to seek a dissolution of the Partnership based on any claim that the provisions of this Agreement do not accurately reflect the agreement of the parties hereto. This section shall be effective as a conclusive bar to any such proceeding; but this section shall not be a bar to any proceeding seeking to enforce this Agreement or any obligation or duty hereby created.

         Section 11.10. AMENDMENTS. This Agreement may be amended or modified by
                        ----------
the General Partner with the Consent of the Limited Partners, provided, however,
                                                              --------  -------
that (i) no amendment shall increase the liability or obligations of any Partner without the written consent of such Partner, (ii) except as otherwise specifically provided herein, no amendment shall reduce any Partner's rights to share in the Partnership's Cash Flow, Net Cash Proceeds, or profits, losses and credits without the written consent of such Partner, and (iii) the written consent of all Partners must be obtained for any amendment which would amend this Section 11.10.

         Section 11.11. EFFECTIVE DATE. Notwithstanding the separate dates of
                        --------------
execution hereof, all parties hereto agree that this Agreement shall become effective as of the date first set forth above. In the event Schedule III or any Other Partnership Schedule shall hereafter be amended as provided herein to change any Profit-Sharing Ratio specified thereon, the effective date of such change shall be as specified on such Schedule as amended.

         Section 11.12. LIMITED PARTNER SIGNATURE PAGES. The Limited Partner
                        -------------------------------
signature pages attached hereto constitute part of this Agreement.

         WITNESS the execution hereof under seal as of the date first set forth above.


                                            KHI CORPORATION, as General Partner



                                            By: /s/ Douglas Krupp
                                                ________________________________
                                                Douglas Krupp, President

                       KHC PARTNERS LIMITED PARTNERSHIP

                        LIMITED PARTNER SIGNATURE PAGE
                        ------------------------------

     The undersigned hereby executes as Limited Partner under seal the Agreement of Limited Partnership dated as of May 28, 1987, of KHC PARTNERS LIMITED PARTNERSHIP, and hereby adopts and agrees to be bound by all the provisions thereof.

                                        THE KRUPP COMPANIES LIMITED
                                        PARTNERSHIP



                                        By: /s/ George Krupp
                                            ____________________________________
                                            George Krupp, General Partner

                                        Date:  May 28, 1987

Accepted as of the
date specified herein:

KHI CORPORATION, as General Partner



By: /s/ Douglas Krupp
    __________________________
    Douglas Krupp, President

                                  SCHEDULE I
                                  ----------

                                GENERAL PARTNER
                                ---------------
                                                       Capital
General Partner          Business Address              Contribution
---------------          ----------------              ------------
KHI Corporation          470 Atlantic Avenue           $100.00
                         Boston, MA  02110

                                              Total    $100.00

                                  SCHEDULE II
                                  -----------

                                LIMITED PARTNER
                                ---------------

                                                       Capital
Limited Partner          Business Address              Contribution
---------------          ----------------              ------------

The Krupp Companies      470 Atlantic Avenue           3,099.00
Limited Partnership      Boston, MA  02110

                                              Total    ------------
                                                       $3,099.00

                                 SCHEDULE III
                                 ------------

                         GENERAL PROFIT-SHARING RATIOS
                         -----------------------------

GENERAL PARTNER                                   PROFIT-SHARING RATIO
---------------                                   --------------------
KHI Corporation                                           1.0%

Limited Partner
---------------

The Krupp Companies                                      99.0%
Limited Partnership

                                                        -----
                                                        100.0%



Accepted and agreed as of
May 28, 1987

The Krupp Companies
  Limited Partnership,



By: /s/ George Krupp
    ________________________________
     George Krupp, General Partner



KHI CORPORATION,
as General Partner



By: /s/ Douglas Krupp
    ________________________________
     Douglas Krupp, President

              FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP
                      OF KHC PARTNERS LIMITED PARTNERSHIP

       (Now known as Harborside Healthcare Advisors Limited Partnership)

     This First Amendment dated as of the 25th day of October, 1991 is made by and between KHI Corporation, as General Partner, and The Krupp Companies Limited Partnership, as Limited Partner.

     WHEREAS, the General Partner and the Limited Partner formed a limited partnership (the "Partnership") by entering into an Agreement of Limited Partnership dated as of May 28, 1987 (the "Agreement") and wish to amend the Agreement to change the name and broaden the general character of the business of the Partnership.

     NOW, THEREFORE, the parties hereto agree that the Agreement shall be amended as follows:

          1. Section 2.2 shall be amended by deleting the words "KHC Partners Limited Partnership" and replacing them with the words "Harborside Healthcare Advisors Limited Partnership".

          2. Section 2.3 of the Agreement shall be deleted and replaced with the following new language:

               The general character of the business intended to be transacted by the Partnership is to acquire, own, lease, invest in, improve, hold, encumber, sell, manage, maintain, operate, and otherwise deal with Facilities, and real estate and personal property related thereto; to acquire, own, manage, sell, and otherwise deal with one or more entities which conducts activities within the scope of this section; to act as an advisor and/or guarantor to real estate investment trust ("REITs") which primarily invest in guaranteed or insured mortgage backed securities, Facilities and real estate and personal property related thereto, or direct mortgages, by recommending investments and structuring the terms of such investments, managing the day-to-day affairs and/or acquisition and/or disposition of investments for the REIT, serving as the mortgagee of record for some or all of the REITs mortgages, and/or managing the assets of the REIT; to be a general and/or limited partner in any Other Partnership which conducts activities within the scope of this section; and to conduct any other business activity allowed under the Uniform Act.

     Except as otherwise provided herein, the parties hereto confirm the Agreement in its entirety.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment to Agreement of Limited Partnership as of the date first specified above.

General Partner:                   KHI CORPORATION



                                   By:  /s/ Douglas Krupp
                                        ___________________________________
                                   Its: President

Limited Partner:                   THE KRUPP COMPANIES LIMITED
                                   PARTNERSHIP

                                   By: Krupp I Incorporated, a general partner



                                   By:  /s/ George Krupp
                                        ___________________________________
                                   Its: Executive Vice President

                                   EXHIBIT E
                                   ---------
VOTED:         That the Corporation, in its individual capacity and as a
-----
               general partner of Harborside Healthcare Advisors Limited
               Partnership, a Massachusetts limited partnership (the "Limited
               Partnership"), hereby (1) approves that certain transaction (the
               "Synthetic Lease Transaction") pursuant to which (a)(i) The Chase
               Manhattan Bank, for itself and as agent for certain other lenders
               (collectively, the "Lenders"), will provide a credit facility
               (the "Credit Facility") to the HHC 1997-1 Trust, a Delaware business trust (the "Lessor"), in an aggregate principal amount not to exceed Twenty-Five Million Dollars ($25,000,000.00) (the
               "Maximum Commitment") and (ii) the Bank of Montreal or an affiliate thereof (the "Investor") will make an investment in the Lessor in an aggregate amount not to exceed three percent (3%) of the Maximum Commitment, to enable the Lessor to acquire and hold fee title to certain properties (the "Properties"); (b) the Lessor will grant a lien on all of its assets to the Lenders as security for the Credit Facility; (c) Harborside of Dayton
               Limited Partnership, an affiliate of the Corporation and the Limited Partnership which is operated as a separate entity but which is and will be operated on an integrated basis with the Corporation and the Limited Partnership and their other affiliates in connection with their respective financial resources and all of which conduct their operations on a combined basis with shared management, purchasing, planning, financial contacts and other functions, will lease the Properties from the Lessor and have an option to purchase one or more of the same;
               (d) the Corporation, the Limited Partnership and their affiliates will unconditionally guarantee for the benefit of the Lenders the prompt and complete payment and performance by the Lessor when due of all obligations and liabilities of the Lessor to the Lenders under the Credit Facility, and will grant a lien on certain of their respective assets to the Lenders as security therefor; and (e) the Corporation, the Limited Partnership and their affiliates will unconditionally guarantee for the benefit of the Lessor the prompt and complete payment and performance by the Lessee when due of all obligations and liabilities of the Lessee to the Lessor under the Lease, and will grant a lien on certain of their respective assets to the Lessor as security therefor, and (2) determines that the Synthetic Lease Transaction is necessary to the conduct, promotion and attainment of the business of the Corporation and the Limited Partnership.

FURTHER
-------
VOTED:         That the form, terms and provisions of each of the following,
-----          namely:

               (1)   Participation Agreement;

               (2)   Tranche A Notes and Tranche B Notes;

               (3)   Lease, Memorandum of Lease and each Lease Supplement;

               (4)   Assignment of Lease and each supplemental assignment;

               (5)   Consent to Assignment;

               (6)   Credit Agreement;

               (7) Mortgage and Security Agreement and/or Deed of Trust and Security Agreement;

               (8)   UCC Financing Statements;

               (9)   Construction Contract;

               (10)  Contract Assignment;

               (11)  Agency Agreement and each Agency Agreement Supplement;

               (12)  Guarantee;

               (13)  Requisitions;

               (14)  Trust Agreement;

               (15)  Intercreditor Agreement;

               (16)  one or more Pledge Agreements;

               (17)  one or more Security Agreements;

               (18)  Lease Guarantee;

               (19) any other Operative Agreement (as defined in Annex A to the Participation Agr eement;

               together with all other documents and instruments in connection with any of the same (collectively, the "Synthetic Lease Transaction Documents"), in or substantially in the form presented to the Board of Directors with such changes therein as may be approved by any one of the officers of the Corporation, be and are hereby approved; that the execution, delivery and performance by the Corporation and/or the Limited Partnership of each of the Synthetic Lease Transaction Documents to which the Corporation and/or the Limited Partnership is a party be and the same is hereby approved; and that the officers of the Corporation be and they are and each of them singly is hereby authorized in the name and on behalf of the Corporation to execute and deliver each of the Synthetic Lease Transaction Documents to which the Corporation and/or the Limited Partnership is a party, in or substantially in the form presented to the

               Board of Directors with such changes therein as may be approved by any one of the officers of the Corporation, the taking of such actions to conclusively evidence that the same is authorized hereby.

FURTHER
-------
VOTED:         That the Corporation, in its individual capacity and as a
-----
               general partner of the Limited Partnership, hereby (1)(a) confirms that certain credit facility in the aggregate principal amount not to exceed of Twenty-Five Million Dollars ($25,000,000)
               (the "Revolver") extended by The Chase Manhattan Bank for itself and as agent for certain other lenders (collectively, the "Banks") to the Corporation and the Limited Partnership pursuant to a certain Credit Agreement dated as of April 14, 1997 and (ii) the granting of a lien on certain of the respective assets of the Corporation, the Limited Partnership and their affiliates to the Banks as security therefor, and (b) approves the amendment of the Revolver pursuant to the Amendment Documents (as defined below), and (2) determines that the amendment of the Revolver pursuant to the Amendment Documents is necessary to the conduct, promotion and attainment of the business of the Corporation and the Limited
               Partnership.

FURTHER
-------
VOTED:         That the form, terms and provisions of each of the following,
-----          namely:

               (1)   First Amendment to Credit Agreement;

               (2)   Second Amendment to Credit Agreement;

               (3)   First Amendment to Security Agreement;

               (4)   Second Amendment to Security Agreement;

               (5)   First Amendment to A/R Security Agreement;

               (6)   First Amendment to Pledge Agreement;

               (7)   Note Pledge Agreement;

               (8)   First Amendment to Note Pledge Agreement;

               (9) Amendment to Mortgage, Assignment and Security Agreement, Assignment of Leases and Rents and Collateral Assignment of Permits, Licenses, Approvals and Contracts;

               (10) One or more intercreditor or amended and restated intercreditor agreements, if appropriate; and

               (11) Financing Statements on Form UCC-1 evidencing the security interests granted pursuant to the First Amendment to Security Agreement and the Second Amendment to Security Agreement;

               together with other documents and instruments in connection with any of the foregoing (collectively, the "Amendment Documents"), in or substantially in the form presented to the Board of Directors with such changes therein as may be approved by any one of the officers of the Corporation, be and are hereby approved; that the execution, delivery and performance by the Corporation and/or the Limited Partnership of each of the Amendment Documents to which the Corporation and/or the Limited Partnership is a party be and the same is hereby approved; and that the officers of the Corporation be and they are and each of them singly is hereby authorized in the name of and on behalf of the Corporation to execute and deliver each of the Amendment Documents to which the Corporation and/or the Limited Partnership is a party, in or substantially in the form presented to the Board of Directors with such changes therein as may be approved by any one of the officers of the Corporation, that taking such actions to conclusively evidence that the same is authorized hereby.

FURTHER
-------
VOTED:         That the officers of the Corporation be and they are and each of
-----          them singly is hereby authorized to execute and deliver any and all such other documents and to take any and all such other actions as they deem necessary or desirable in connection with the foregoing votes, the taking of such actions and the execution and delivery of such documents to be conclusive evidence for all purposes that such actions and such documents so executed and delivered are authorized by these votes.

                                                                   EXHIBIT 3.2.8

                              SECOND AMENDMENT TO
                       AGREEMENT OF LIMITED PARTNERSHIP
              HARBORSIDE HEALTHCARE ADVISORS LIMITED PARTNERSHIP

     This Second Amendment to Agreement of Limited Partnership dated as of the 14th day of June, 1996, by and among KHI Corporation, as its General Partner, and The Berkshire Companies Limited Partnership (formerly The Krupp Companies Limited Partnership), as its Limited Partner.

     WHEREAS, the General Partner and the Limited Partner formed a limited partnership (the "Partnership") by entering into an Agreement of Limited Partnership (the "Agreement") on June 4, 1996 and most recently amended by the First Amendment to Agreement of Limited Partnership on October 25, 1991 and wish to further amend the Agreement.

     NOW THEREFORE, the parties hereto agree that Schedule II and Schedule III of the Agreement ("Schedules") be replaced with the attached revised Schedules, which reflect the transfer to Harborside Healthcare Corporation of all of the Limited Partnership interests of The Berkshire Companies Limited Partnership.

     Except as otherwise provided herein, the parties hereto confirm the Agreement in its entirety.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment to Agreement of Limited Partnership as of the date firs specified above.

General Partner:                     KHI Corporation

                                     By:    /s/ Scott D. Spelfogel
                                            -----------------------------------
                                            Its:  Clerk (Secretary)

Old Limited Partner:                 The Berkshire Companies Limited Partnership
                                     By:  KGP-1 Incorporated, general Partner

                                     By:    /s/ Scott D. Spelfogel
                                           -----------------------------------
                                            Its:  Clerk (Secretary)

New Limited Partner:                 Harborside Healthcare Corporation, Limited
                                     Partner

                                     By:    /s/ Scott D. Spelfogel
                                           -----------------------------------
                                            Its:  Clerk (Secretary)

                              THIRD AMENDMENT TO
                       AGREEMENT OF LIMITED PARTNERSHIP
              HARBORSIDE HEALTHCARE ADVISORS LIMITED PARTNERSHIP

     This Third Amendment to the Agreement of Limited Partnership (Harborside Healthcare Advisors Limited Partnership) is entered into as of the 10th of August, 1998, by and between KHI Corporation, as its General Partner, and Harborside Healthcare Corporation, as Limited Partner (collectively, the "Parties").

     WHEREAS, the Parties formed a limited partnership by entering into an Agreement of Limited Partnership dated as of May 28, 1987 (the "Agreement"), filed a Certificate of Limited Partnership (the "Certificate") with the Corporations Division of the Secretary of the Commonwealth on Massachusetts (the "Commonwealth") on June 4, 1987, amended the Agreement as of October 25, 1991, and filed an amended and restated Certificate with the Commonwealth on October 25, 1991; and

     WHEREAS, the Parties now wish to amend the Agreement;

     NOW THEREFORE, the Parties hereto agree that:

          Section 6.6 of the Agreement shall be deleted in its entirety.

     All other provisions of the Agreement shall remain the same.


     KHI CORPORATION, as General Partner

     By:    /s/ Scott D. Spelfogel
          -----------------------------------------
            Its:  Clerk (Secretary)


     HARBORSIDE HEALTHCARE CORPORATION, as Limited Partner

     By:    /s/ Scott D. Spelfogel
          -----------------------------------------
           Its:  (Secretary)